Item 77C

SCUDDER U.S. TREASURY MONEY FUND

The Proxy Statement on Schedule 14A for Scudder U.S. Treasury Money Fund (File No. 811-3043) is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 22, 2002.